Exhibit 99

                              FOR IMMEDIATE RELEASE


             Exigent International to Explore Strategic Alternatives

Melbourne, FL - November 8, 2000. Exigent International(R), Inc. (Nasdaq SmallCap Market(R): XGNT; Chicago Stock Exchange: XNT) today announced that its Board of Directors has authorized management to explore strategic alternatives to enhance shareholder value. Exigent has retained CIBC World Markets Corp. as its financial advisor to assist it in these efforts. B.R. "Bernie" Smedley, Chairman and Chief Executive Officer said, "We believe our current share price does not reflect the true value of our company, and the Board is exploring options to enhance shareholder value. We are looking to CIBC World Markets Corp. to work with our management team and Board of Directors to evaluate a range of strategic alternatives including the possible sale of part or all of the company assets."

Forward-Looking  Statements

     This press release contains forward looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those projected in the forward looking statements. Risks that could cause actual results to differ materially from those in the forward looking statements include, but are not limited to, risks inherent in the company's growth strategy, the inability of the company to execute strategies designed to maximize its share price, and the uncertainty that the company will be able to identify and attract a suitable strategic partner. Additional information concerning these and other risks and uncertainties related to the company are contained in the company's Securities and Exchange filings. In light of these risks and uncertainties, there can be no assurance that the results referred to in forward looking statements made in this press release will in fact occur.

About Exigent International, Inc.

     Exigent International, Inc., is a publicly-traded company formed in December 1996, with its headquarters in Melbourne, Florida, near the Space Coast. Exigent International subsidiaries include: Exigent Software Technology, Inc., (ESTI) a leading provider of engineering services and software products to the aerospace and defense industries; Exigent Digital Telecom and Wireless Networks (EDT&WN) which provides leading-edge technology services and products supporting distributed collaborative applications, network resource management, and message-oriented middleware products; and Exigent Solutions Group, (ESG), which provides a suite of Information Technology (IT) services, including Oracle services, to commercial and government customers. More information about Exigent International is available at www.xgnt.com